W-NET, INC.

December 10, 2014

DigiPath, Inc.

6450 Cameron Street, Suite 113

Las Vegas, NV 89014

Re: DigiPath, Inc. - Lock-Up Agreement

Dear Sirs:

This Lock-Up Agreement is being delivered to you in connection with that certain Consulting, Confidentiality and Proprietary Rights Agreement (the “Agreement”), dated as of the date hereof, by and between DigiPath, Inc. (the “Company”) and W-Net, Inc. (“Consultant”).

In order to induce the Company to enter into the Agreement, the undersigned agrees that, during the term of the Agreement, and thereafter until the earlier of (i) ninety (90) days following expiration or termination of the Agreement or (ii) the filing by the Company of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q with the Securities and Exchange Commission following expiration or termination of the Agreement (the “Lock-Up Period”), the undersigned (and its affiliates) will not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase, make any short sale or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of Common Stock of the Company (“Common Stock”), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities and Exchange Act of 1934, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to any shares of Common Stock owned directly by the undersigned and its affiliates (including holding as a custodian) or with respect to which the undersigned (or its affiliates) has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock, owned directly by the undersigned and its affiliates (including holding as a custodian) or with respect to which the undersigned (or its affiliates) has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise (collectively, the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned or any affiliate of the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if the Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Shares.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares to any affiliate of the undersigned, provided that such affiliate agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by the foregoing sentence, for the duration of the Lock-Up Period will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands and agrees that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors, and assigns.

This Lock-Up Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall be considered one and the same instrument.

This Lock-Up Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to any choice of law or conflicting provision or rule (whether of the State of California, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of California to be applied.

[The remainder of the page is intentionally left blank]

Very truly yours,

W-NET FUND I LP
By: W-Net Fund GP I, LLC

By:	/s/ David Weiner
Name:	David Weiner
Title:	Manager

Agreed to and Acknowledged:

DIGIPATH, INC.

By:	/s/ Todd Denkin
Name:	Todd Denkin
Title:	CEO